UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

EMERGE ENERGY SERVICES LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Clearfork Main Street, Suite 400

Fort Worth, Texas 76109

(Address of principal executive offices, including zip code)

(817) 618-4020

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EMESQ	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06.     Material Impairments.

On November 11, 2019, Emerge Energy Services LP (the “Partnership”) announced the closure of the Partnership’s Kosse operations, which includes a mine, wet plant and dry plant. The Partnership expects that the facilities, which are located in Kosse, Texas, will continue to operate through the end of November and then wind down operations by the end of December. After December, the Kosse facilities will be idled while the Partnership continues to evaluate the facilities in light of prevailing market conditions.

The Partnership’s good faith estimate of the costs associated with the action described above is anticipated to be immaterial, and the Partnership anticipates that the idling of the Kosse facilities will result in a non-cash impairment in the fourth quarter of 2019 and estimates the range of charge could be between $8.0 - $17.6 million.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP
By: Emerge Energy Services GP LLC, its general partner

Date: November 15, 2019
	By:	/s/ Rick Shearer
Rick Shearer Chief Executive Officer

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